UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2012

STEVIA NUTRA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-170128	27-3038945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Bannisters Road, Corner Brook,
Newfoundland, Canada, A2H 1M5
(Address of principal executive offices)

(709) 660-3056
(Registrant’s telephone number, including area code)

____________________________________________________
 (Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS
Page
Item 1.01	Entry into Material Definitive Agreement	1
Item 2.01	Completion of Acquisition or Disposition of Assets	1
	Description of Business	1
	Financial Information	10
	Properties	10
	Security Ownership of Certain Beneficial Owners and Management	15
	Directors and Executive Officers	16
	Executive Compensation	20
	Certain Relationships and Related Transactions, and Director Independence	21
	Legal Proceedings	21
	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	22
	Recent Sales of Unregistered Securities	23
	Description of Securities	23
	Indemnification of Directors and Officers	24
	Financial Statements and Supplementary Data	25
	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	23
Item 5.06.	Change in Shell Company Status	44
Item 9.01	Financial Statements and Exhibits	44

Item 1.01          Entry into Material Definitive Agreement
Item 2.01          Completion of Acquisition or Disposition of Assets

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the “Company”, “we,” “our” and “us” refer to Stevia Nutra Corp.

Land Acquisition and Change of Control

On January 4, 2012, Atlantic and Pacific Communications Inc., a company controlled by Brian Dicks, our President and CEO acquired a total of 120,000,000 shares of our common stock from Suresh Gupta, our former director and officer, in a private transaction for an aggregate total of $50,000. Subsequently, Atlantic and Pacific Communications Inc., cancelled 80,000,000 shares of the acquired stock and transferred an additional 23,000,000 to various consultants and individuals who will aid our company in developing its business plan.  As of the date of this Current Report on Form 8-K, we had 76,500,000 shares issued and outstanding.

On March 9, 2012 our wholly owned subsidiary, Mighty Mekong Agro Industries Co., Ltd., entered into and closed a Lease Agreement with Sara Ramany, a resident of Cambodia for the lease of 20 hectares of land in the Kampong Speu Province of the Kingdom of Cambodia.  The land is intended to be used in agricultural production, and more specifically in the cultivation and propagation of Stevia plants.

Under the terms of the Lease Agreement, we will pay an annual fee of $10,000 per year, for an initial term of 5 years.  The agreement may be extended beyond this term by mutual agreement from the two parties.

A copy of the Lease Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Description of Business

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects”, “plans”, “may,”, “anticipates”, “believes”, “should”, “intends”, “estimates”, and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties include, without limitation, marketability of our products; legal and regulatory risks associated with the share exchange our ability to raise additional capital to finance our activities; the effectiveness, profitability and; the future trading of our common stock; our ability to operate as a public company; our ability to protect our proprietary information; general economic and business conditions; the volatility of our operating results and financial condition; our ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), or otherwise.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

Overview

AAA Best Car Rental Inc. was incorporated in Nevada on April 30, 2010. We planned to offer discounted car rental services, by acquiring late model vehicles from used car auctions.  On January 4, 2012 we underwent a change of control and a change in management through the purchase of 8,000,000 shares of our stock by Atlantic and Pacific Communications Inc., from our former director and officer, Suresh Gupta.  On January 11, 2012 we received approval from our board of directors, and Atlantic and Pacific Communications Inc., our majority shareholder, to effect a change of name to Stevia Nutra Corp., an increase in our authorized capital to 200,000,000 shares of common stock and a forward split of our currently issued and outstanding shares on a 1 old for 15 new basis.  On January 25, 2012, we filed a certificate of amendment to change our name to Stevia Nutra Corp., with the Secretary of State of Nevada.  We maintain our business offices at 37 Bannisters Road, Corner Brook, Newfoundland, Canada, A2H 1M5, and our telephone number is (709) 660-3056.

Current Business

As our company was unable to secure the financing required to continue with the car rental business, on January 4, 2012, in conjunction with the change in control, we changed our business focus the business of cultivation, development and post harvest processing of Stevia plants for use as a sweetener.  On March 9, 2012 we entered into and closed the Land Acquisition Agreement described above.  Our initial plan of operations is to organize an operational team on the ground in Cambodia, open an administration office, construct a Stevia propagation center and construct greenhouses and a nursery.  Following these developments, we anticipate propagating more than 1,000,000 seedlings ready for plantation and install approximately ten hectares of Stevia plants.

Products

We are in the development stage and have not yet produced any commercially viable amounts of Stevia leaf.  We have recently acquired rights to land in Cambodia which we anticipate using for Stevia cultivation and production.  As laid out above, we will begin the process of building our company into a Stevia producer by organizing an operational team and constructing greenhouses, a nursery and a propagation center.

Stevia (Stevia rebaudiana B.) is a crop of the family asteraceae.  Fresh Stevia leaves are approximately 15 times sweeter than raw cane sugar. In order for the Stevia leaves to be used as a sweetener in baking or cooking, it is necessary to dry the leaves. This process removes the moisture and concentrates sweetness in the leaves. This process also acts as a preservative so the leaves can be used in the future. Once the leaves have been dried, they are crushed and this increases the sweetness from 15 times sweeter than sugar to 30 – 40 times. Dried Stevia leaves can be used to brew tea or as an added sweetener in drinks or cooking. Stevia leaves are an excellent dietary supplement as they contain proteins, iron, calcium, potassium, sodium, magnesium, vitamin A and vitamin C. Stevia leaves can be purchased whole, crushed, in tea bags or as a fine green powder.

Stevia extracts are used to sweeten food and beverages globally; with no known side effects Stevia extracts have become a major addition to the sweetener and natural food market. In order to extract Stevia, the leaves are harvested during a cold period so that more sugar is accumulated in the leaves. The harvested Stevia leaves are then sun-dried and left in conditions with good air circulation.  The dried leaves are then crushed and put through a clarification and crystallization process where the sweetening elements ‘glycosides’ are extracted. A second important component is also extracted at this point, Rebaudioside A (“Reb-A”) which is the sweetest element of the plant, 400 times sweeter than sugar.  In 2008 steviol glycosides were recognized as safe for use as a sweetener in foods and beverages in the United States, Mexico, Australia, New Zealand and other countries. At the same time, Reb-A was granted Generally Recognized as Safe (“GRAS”) status by the US Food and Drug Administration (“FDA”).

Rebaudioside A has the least bitterness of all the steviol glycosides in the Stevia plant. To produce Rebaudioside A commercially, Stevia plants are dried and subjected to a water extraction process. This crude extract contains about 50% rebaudioside A; its various glycoside molecules are separated via crystallization techniques, typically using ethanol or methanol as solvent. This allows the manufacturer to isolate pure rebaudioside A

Management of Stevia cultivation is yet to mature in many regions and cultivators are still on a learning curve. While tolerant of most soil types, Stevia is normally grown on a sandy loam or loam. Stevia occurs naturally on soils of ph+ 4 to 5, but thrives with soil ph+ as high as 7.5. However, Stevia does not tolerate saline soils. Normally there is no pest or disease incidence reported in this crop.  Stevia does not appear as a crop that displaces to traditional crops as the coffee, maize, etc., but as a complementary item in the productive diversification and an economic alternative for the smallholding allowing additional revenue to the farmers.

The largest single factor of Reb A production is varietal specific. There are many commercially available varieties available today. Low quality leaf either has no buyers or is purchased for low value.  Reb A increases as the plant matures and grows and concentrates with sun light over time. Upon flowering, the sweetness content decreases. Accordingly, commercial harvesting is optimal at time of flowering and delaying flowering is the key to commercial farming success.
Virtually all of the commercial production of Stevia is today undertaken between 30 and 45 degrees latitude. With new varieties and using altitude, there are also commercial farms in Colombia, Peru and Kenya.   Increasingly, more trials are happening in tropical areas. Equatorial (and altitude) locations may compensate for shorter days with higher light intensity resulting in comparable sweetness and Reb A content.

Chinese farms typically harvest once or twice a year (due to winter season above 30 degrees latitude). Equatorial Farms (Peru, Colombia and Kenya) can achieve 4 to 6 commercial harvests per year. However, delaying flowering (and hence less harvests), likely increases Reb A.  Subsequent yield harvest increases over time as the plant has more branching and a better root system. Some varieties experience a decline in Reb A over time (but this is still not clear on new cultivars). Yields range from 2,000 kg to 16,000 kg per hectare per year and the average is likely on the lower end, from 4,000 to 5,000.

Stevia is commercialized in the shape of dry leaf, concentrated liquid, pulverized leaves or white concentrated powder. The liquid and the pulverized leave have a light herbal aftertaste.  The concentrated liquid of green blackish color is approximately 70 times sweeter than the sugar. The pulverized leaf is some 30 times more sweet that it is a sugar. Stevia, in the shape of white concentrated powder is 150 times sweeter than sugar.

The cultivation and harvest of Stevia is labor intensive.  The process we plan to undertake on our land, as described below, will be carried out by experienced agriculturists to ensure a healthy, fast growing and productive crop. The following is a summary of the steps involved in Stevia cultivation:

•	Ground conditioning: the areas where the crop will be cultivated need to be cleared of debris, shrubs, and any remaining vegetation.
•	Production of fertilizers: organic debris can be process and turned into organic fertilizer for the fields, improving soil nutrients and crop yield.
•	Maintenance of lines and inter rows: This is important in order to promote rapid vegetative growth of Stevia, which takes place from the total cycle of production.
•	Fertilization: This will be conducted to maximize plant growth and maintain nutrients lost at harvest.
•
Pruning: this will be done by hand and will begin six months after the first round of pollination. Pruning simply involves removing rotten or damaged branches to maintain the health of the plant. After harvested cycle it use a pre emergent herbicide to control the herb

•
Harvesting: This will occur 4 to 6 times in the year as soon as the leaves ripen to contain maximum total glycoside content. The harvested must be processed quickly in order to minimize the destructive acids that will accumulate after harvested action and will be taken directly to a hopper located close to the fields.

Once harvested, the raw material will be taken to the dry plant nearby where it will be processed.  The processing is anticipated to take place as follows:

•	Weighing: The fresh row material is weighed when it enters the plant then transferred into the horns to dry.
•	Dry: The Reb A are concentrated by a series of terminal hot air and rotations cylinders machines in the dry plant.
•	Clarification: This is the process by which leafs is separated of the rest of the initial raw material ingress in the industrial section.
•	Concentrate of Reb A: The glycosides are separated and recovered from the remaining mass with a inverse osmosis process.
•	Crystal process: The crystals are obtained with a spry process.

Market, Customers and Distribution Methods

In 2008, Rebaudioside A, a steviol glycoside, was granted GRAS (Generally Recognized as Safe) status by the US Food and Drug Administration following applications by Cargill and Merisant. Since then, approval by legislators across the world has opened the door to new formulations and reformulations of foods and beverages with zero or reduced calorie content. In 2009, Stevia was incorporated into leading soft drinks brands manufactured by Coca-Cola and PepsiCo.

Usage of Stevia has continued to increase in recent years and in 2010 Stevia products were launched across thirty-five countries and 38 categories. Within two years of the USA market opening, Nielsen based retail consumption data indicated almost $1 billion of retail sales. Market research group, Mintel, has said it expects sales of Stevia sweetened products to top $2 billion in 2011. U.K. based Zenith International estimates worldwide sales of Stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million and is forecasting that the global market for Stevia will reach 11,000 tons by 2014 requiring the tripling of Stevia leaf production at the farm level to keep pace with consumer demand.

There were two key developments that have opened the market. First, there was proven consumer demand for all-natural reduced calorie products where Stevia was blended with sugar reducing caloric value by 30% to 40% without sacrificing the functionality and taste of sugar. Second, high purity total steviol glycosides with reduced Reb-A content were granted GRAS status by the FDA in July 2010. Costing less than sugar and less than 50% of Reb-A, this allowed Stevia products to be formulated across a wide range of sweetness and create an economic advantage while producing a premium all natural low calorie product desired by the consumer.

The two industry leaders, PureCircle and GLG Life Tech, have partnered with major sugar manufacturers in the US (Imperial Sugar), Denmark (NordZucker), France (Tereos), Great Britain (British Sugar), and Australia (Sugar Australia) to market blended reduced calorie products. SteviaCane is a Steviasucrose retail product being marketed by Natural Sweet Ventures, a joint venture between PureCircle and Imperial Sugar.

The entire sweetener market is nearly $80 billion and split into three main categories: Sugar (82%), High Fructose Corn Syrup (HFCS) - (9%), and High Intensity Sweeteners (HIS) - (9%). Overall the sweetener market is growing, but HFCS and artificial HIS ingredients are being replaced with natural alternatives such as Stevia. In addition, Stevia is being blended with sugar to meet the low calorie consumer requirements while still maintaining functionality and taste.

Stevia’s advantage against artificially produced sweeteners is that it is derived naturally from the plant instead of the chemical processes that artificial sweeteners use. With growing consumer preference for all-natural products, combined with increasing rates of obesity and diabetes, the demand for an all-natural, zero-calorie sweetener alternative like Stevia is high. Usage of Stevia has continued to increase in recent years. PureCircle, a natural sweetener provider, has estimated that the global Stevia ingredient market could reach $10 billion in just a few years. U.K. based food and drink consultants Zenith International estimated that worldwide sales of Stevia extract reached 3,500 tons in 2010 with an overall market value of $285 million.  Zenith has also forecasted that the global market for Stevia will reach 11,000 tons by 2014 which require the tripling of Stevia leaf production to keep pace with consumer demand.

Once we are able to cultivate and harvest a commercially viable amount of Stevia leaf, we anticipate entering into off-take agreements with distributors for the sale of the leaf.  These buyers will then process the leaf and produce a refined end product to sell to consumers. We anticipate that we will begin producing Stevia end products once we have fully developed our agronomy business.

Competition

The Stevia industry is populated with large, multinational companies engaged in a fully integrated Stevia growth and processing business, as well as smaller startups which focus on agronomy or processing.  The Stevia industry is segmented into three main categories

•	Plant Breeding and Farming
•	Extraction and Purification
•	Product Formulation and Marketing

Stevia One S.A.C. ("Stevia One"), Wisdom Natural Brands ("Wisdom") and   GLGLife Tech Corporation (“GLG”) are the major participants in this industry framework.  A tabular summary of these companies is provided below:

Company Name	Operating Segment	Public/Private	Geographic Market	Year of Incorporation

PureCircle	Plant Breeding & Farming, Extraction	Public	Americas, Europe, the Middle East, and the Asia Pacific	2007
Stevia One	Plant Breeding and Farming	Private	North America	2011
Wisdom	Product Formulation	Private	North America	1982
Stevia Nutra	Plant Breeding and Farming	Public	Asia, EU and the Americas	2012
GLG	Plant Breeding & Farming, Extraction	Public	Global	1998

PureCircle Limited

PureCircle (LSE: PURE) is the world’s leading producer of high purity Stevia ingredients for the global food and beverage industry.  PureCircle is engaged in the production, marketing and distribution of natural sweeteners. The company is headquartered in Bandar Enstek, Malaysia. PureCircle has a license agreement giving it the right to sell high-purity Reb-A under the PureVia™ brand.  With fully owned businesses in Paraguay and Kenya the pace of development is accelerating rapidly. Partners of PureCircle continue to grow in sixteen countries across four continents including the Americas, Europe, the Middle East, and the Asia Pacific.

PureCircle made its initial public offering on the Alternative Investment Market (“AIM”) of the
London Stock Exchange in December 2007.  In 2008 PureCircle announced contract extensions with Cargill (an international producer and marketer of food, agricultural, financial and industrial products and services) and entered into contracts with PepsiCo and Whole Earth Sweetener Company for the supply of high-purity Reb-A for the use in beverages, foods and tabletop sweeteners worldwide.  In 2010 they received a US Notice of Allowance from the US Patent and Trademark Office for the production process of its Stevia derived sweeteners.  In addition, on September 7th 2011 PureCircle announced the opening of a new European headquarters in London and the signing of a UK distribution agreement with Prinova Europe, an ingredient and flavor solutions company.

Stevia One

Stevia One is a privately held company with over 250 employees. The company was founded in 2009. They are establishing their company as a leader in Stevia agriculture. The company is based in Lima, Peru with farming operations in Northern Peru.  Stevia One's primary focus is to be the largest, lowest cost, highest quality producer of Stevia leaf in the world. Stevia One is the largest single owned plantation globally and they intend to build and complete an extraction facility in the next few years.

Wisdom Natural Brands™

Wisdom Natural Brands™ (formerly Wisdom Herbs) is a privately held company founded by James May in 1982. Wisdom’s objective has been to provide healthy lifestyle choices for consumers. Wisdom is the parent company of two large consumer brands: SweetLeaf™ Sweetener and Wisdom of the Ancients Tea®. Wisdom is now the largest U.S manufacturer of high-purity, water extracted Stevia and it offers a full line of SweetLeaf™ Stevia products in single serve packets, liquid, powder, tablets and concentrate. Wisdom of the Ancients® sells Stevia teas and a range of other health related products including soaps and strainer straws for straining tea.

GLG

GLG is a public company and a world leader in the production of high quality Stevia. Their operations include Stevia seed breeding, propagation, growth and harvest, extraction, refining and formulation.

GLG has been listed as a public company since 2005 and began trading on the Toronto Stock Exchange in December 2007. Their IPO on the NASDAQ was in November 2009. While the company’s headquarters are based in Vancouver, Canada, GLG’s operations are run out of China. One of GLG’s strongest competitive advantages is the relationship it has with local Chinese provincial and central government agencies which have allowed them to secure agreements in three of China’s largest Stevia growing areas: Dongtai – Jiangsu Province, Mingguang – Anhui Province and Qingdao – Shangdong Province. GLG has 10 year agreements with the governments in Dongtai and Mingguang and a non-binding 20 year agreement with the Juancheng government. These agreements provide GLG with a right of first refusal to purchase all Stevia grown in these cities and exclusivity to process Stevia in these particular cities.

In 2008, GLG signed a strategic alliance and long-term renewable supply agreement with Cargill for the supply of Reb-A extract. GLG has been a supplier to Cargill for three years previous to the new agreement. The conditions of the new alliance mean that GLG would provide a minimum of 80% of Cargill’s Reb-A global requirements for the first five years of the agreement and would be Cargill’s exclusive Chinese supplier.  In December 2010, GLG entered into a joint venture agreement with China Agriculture and Healthy Foods Company Limited (“CAHFC”) to operate All Natural and Zero Calorie Beverage and Foods Company (“ANOC”) which is owned by Dr. Luke Zhang, GLG’s CEO. ANOC was incorporated for the sale and distribution of zero calorie food and beverages contained with GLG’s Stevia extracts in China.

As we are only in the development stages of our operations, we will not effectively compete with any of these established industry participants.  Our main competition will be companies at a similar level of current development, focused on cultivation and production of Stevia leaf.  Though our management believes that the industry is underserviced at this time, we may still compete with these companies, as well as the industry’s more established participants, for resources, financing, land and knowledgeable personnel.

In the face of competition, we may not be successful in cultivating, harvesting and selling our Stevia leaf.  Despite this, we hope to compete successfully in the Stevia industry by:

●	keeping our development and asset acquisition costs low;

●	focusing on the competitive advantages of our geographical location and the experience of our staff and management; and

●	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Many of the Stevia companies with which we compete for financing and consumers have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on developing their cultivation and harvesting systems. This advantage could enable our competitors to develop their Stevia plantations at a faster rate. Such competition could adversely impact our ability to attain the financing necessary for us to establish our Stevia plantation as well as cultivate and harvest a commercially viable amount of Stevia plants.

Intellectual Property

We have not filed for any protection of our trademark, and we do not have any other intellectual property other than a copyright to the contents of our website: www.Stevianutra.com.

Research and Development

We did not incur any research and development expenses during the period from April 30, 2010, (inception) to our most recent fiscal year ended July 31, 2011.  We anticipate that we will spend $20,000 on research and development during the next 12 months.

Reports to Security Holders

We intend to furnish our shareholders annual reports containing financial statements audited by our independent registered public accounting firm and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the Securities and Exchange Commission in order to meet our timely and continuous disclosure requirements.  We may also file additional documents with the Commission if they become necessary in the course of our company’s operations.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

Stevia extracts may be used in a wide variety of consumer products including soft drinks, vegetable products, tabletop sweeteners, confectioneries, fruit products and processed seafood products, in a wide range of countries, including almost all major markets, and as a dietary supplement in others. Clinical studies have supported the safety and stability of Stevia's various high purity compounds used in food and beverages. There is no known health threat and this is increasing consumer confidence in Stevia as a sugar substitute.

Cargill and Merisant each submitted applications to the United States and Drug Administration (FDA) in 1998 for GRAS approval. On December 17, 2008 the Stevia extract, Reb-A, received GRAS approval.  In December 2008, Australia and New Zealand approved highly purified forms of Stevia extracts as safe for use in food and beverages. Previously, such extracts had only been permitted for use as a dietary supplement in these countries.

Stevia extracts have been sanctioned by the Ministry of Health of China to be used as a food additive, and are listed in the Sanitation Standard of Food Additives.

In July 2010 the FDA issued GRAS clearance for PureCircle's high purity SG95 Stevia product which opened up opportunities for many more applications as well as more cost effective solutions. Further regulatory clearances were secured for Reb-A in Switzerland and France confirming the growing regulatory support for high purity Stevia. Presently in the wider European Union ("EU") and Canada, Stevia extracts are permitted for use only as a dietary supplement.

Efforts to eliminate the EU restrictions are ongoing. The European Stevia Research Center ("ESC") and the European Stevia Association ("EUSTAS") are EU-based organizations that focus on Stevia research and the elimination of the EU's ban on consumption. The ESC is housed at the Laboratory of Functional Biology at the Katholieke Universities Leuven ("KU Leuven") in Belgium and was founded by Professors Jan Geuns of the Laboratory for Functional Biology and Johan Buyse of the Laboratory of Physiology and Immunology of Domestic Animals at KU Leuven.

In June 2007, the Joint Expert Committee on Food Additives ("JECFA") concluded that steviol glycoside showed no adverse affects and was stable for use in food and acidic beverages under normal conditions, and in June 2008, extended its recommendation for acceptable daily intake of up to four mg per kg body weight per day.

In April 2010, at the request from the European Commission, the European Food Safety Authority's scientific panel on additives, the ANS Panel, assessed the safety of steviol glycosides, sweeteners extracted from plant leaves, and established an acceptable daily intake for their safe use. The assessment has been sent to the European Commission which will consider whether or not to authorize the substances in the European Union for their proposed use in particular in sugar free or reduced energy foods such as certain flavored drinks, confectionery with no added sugar or energy reduced soups.

The toxicological testing conducted by the ANS panel showed that the substances are not genotoxic, nor carcinogenic, nor are they linked to any adverse effects on the human reproductive system or for the developing child. The ADS panel set an acceptable daily intake of four mg per kg body weight per day for steviol glycosides, a level consistent with that already established by JECFA.  EUSTAS believes that the current EU ban on Stevia is out of sync with the current global regulatory environment and the EU could grant approval for Stevia in the near future based on the FDA's decisions and JECFA's decision on the acceptable daily intake of Stevia.

Cambodian Regulations

A significant portion of our initial business operations will occur in Cambodia.  We will be generally subject to laws and regulations applicable to foreign investment in Cambodia. The Cambodian legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Cambodian legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. We cannot predict the effect of future developments in the Cambodian legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government's decisions by the superior government. These uncertainties may limit legal protections available to us.

Employees

As of March 9, 2012 we did not have any employees.  Brian Dicks, our current sole director and officer, spends about 30 hours per week on our operations on a consulting basis.  On January 23, 2012, we entered into a consulting agreement with Dr. Ahmed Attia El Sheikh, wherein Dr. El Sheikh has agreed to provide certain consulting services as the Company’s Chief Agronomy Officer for a period of five years, effective March 5, 2012, on a consulting basis.  Additionally, we plan to engage a number of consultants in the areas of legal and accounting, as well as agronomy and management services on location in Cambodia.

Description of Property

Our office space is currently donated by our sole director and officer, Brian Dicks.  The office totals approximately 200 square feet in area.  Our office is located at 37 Bannisters Road, Corner Brook, Newfoundland, Canada, A2H 1M5.  Our telephone number is 709-660-3056.

Additionally, on March 9, 2012 our wholly owned subsidiary, Mighty Mekong Agro Industries Co., Ltd., entered into and closed a Lease Agreement with Sara Ramany, a resident of Cambodia for the lease of 20 hectares of land in the Kampong Speu Province of the Kingdom of Cambodia.  The land is intended to be used in agricultural production, and more specifically in the cultivation and propagation of Stevia plants.

Under the terms of the Lease Agreement, we will pay an annual fee of $10,000 per year, for an initial term of 5 years.  The agreement may be extended beyond this term by mutual agreement from the two parties.

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the financial statements of including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology including, "could", "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential" or the negative of these terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this current report.

Liquidity and Capital Resources for the year ended July 31, 2011

As of July 31, 2011, our current assets were $14,190 and our total liabilities were $1,355. As of July 31, 2011, current assets were comprised of $8,354 in cash and $5,836 in prepaid expenses; total liabilities were comprised of $1,117 in advances from a director and $238 in accounts payable.

As of July 31, 2011, our total assets were $14,190 comprised entirely of current assets.  Stockholders’ equity increased from $7,867 as of July 31, 2010 to $12,835 as of July 31, 2011.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the fiscal year ended July 31, 2011, net cash flows used in operating activities was ($24,053) consisting of a net loss of ($19,032); increase in prepaid expenses of ($5,836); depreciation expense of $135; loss on sale of fixed assets of $442 and accounts payable of $238. For the fiscal year ended July 31, 2010, net cash flows used in operating activities was $133. Net cash flows used in operating activities was ($24,186) for the period from inception (April 30, 2010) to July 31, 2011.

Cash Flows from Financing Activities

We have financed our operations primarily from either advancements or the issuance of equity and debt instruments. For the fiscal year ended July 31, 2011, net cash from financing activities was $25,000, consisting of $24,000 proceeds received from issuances of common stock and $1,000 in loan from a director. For the fiscal year ended July 31, 2010, net cash from financing activities was $8,117 consisting of $8,000 of proceeds received from issuances of common stock and $117 in loan from a director. For the period from inception (April 30, 2010) to July 31, 2011, net cash provided by financing activities was $33,117 consisting of $32,000 of proceeds received from issuances of common stock and $1,117 in loan from a director.

Liquidity and Capital Resources for the three months ended October 31, 2011

As at October 31, 2011, our total assets were $7,204 compared to $14,190 in total assets at July 31, 2011. Total assets were comprised of $3,868 in cash and $3,336 in prepaid expenses. As at October 31, 2011, our current liabilities were $12,617. Current liabilities were comprised of $12,617 in loan from director.
Stockholders’ deficit was $5,413 as of October 31, 2011 compare to stockholders' equity of $12,835 as of July 31, 2011.

Cash Flows from Operating Activities

We have not generated positive cash flows from operating activities. For the three month period ended October 31, 2011, net cash flows used in operating activities was $15,986. Net cash flows used in operating activities was $5,848 for the three month period ended October 31, 2010.

Cash Flows from Investing Activities

For the three month period ended October 31, 2011, we have not generated any cash flows from investing activities.

Cash Flows from Financing Activities

We have financed our operations primarily from either advancements or the issuance of equity and debt instruments. For the three month period ended October 31, 2011, Net cash provided by financing activities was $11,500 received from Director's loan. For the period from inception (April 30, 2010) to October 31, 2011, net cash provided by financing activities was $44,617 received from proceeds from issuance of common stock and loan from director.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

We estimate that our expenses over the next 12 months will be approximately $916,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	80,000
Research and development	12 months	20,000
Management and consulting costs	12 months	258,000
Land Acquisition and Leases	2 months	26,000
Acquisition of fixed assets	4 months	132,000
Land Development	12 months	300,000
Acquisition of Stevia seedlings for propagation	1 month	40,000
General and administrative expenses	12 months	60,000
Total		916,000

We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through the proceeds of the private placement of equity and debt instruments. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of land; (ii) developmental expenses associated with a start-up business; and (iii) development of our cultivation and propagation facilities. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We have and will continue to seek to obtain short-term loans from our directors, although no future arrangement for additional loans has been made. We do not have any agreements with our directors concerning these loans. We do not have any arrangements in place for any future equity financing.

Results of Operations as of July 31, 2011

Our net loss for the fiscal year ended July 31 2011 was $19,032 compared to a net loss of $133 during the fiscal year ended July 31, 2010. During fiscal year ended July 31, 2011, the Company generated $1,150 in revenue.

During the fiscal year ended July 31, 2011, we incurred general and administrative expenses of $15,441 and amortization expense of $4,164 compared to $133 incurred during fiscal year ended July 31, 2010.  These expenses incurred during the fiscal year ended July 31, 2011 consisted of: bank charges and interest of $152 (2010:  $-16); transfer agent fees of $4,164 (2010:  $0); professional fees of $11,150 (2010: $0); and miscellaneous charges of $4,139 (2010: $117).

Expenses incurred during fiscal year ended July 31, 2011 compared to fiscal year ended July 31, 2010 increased primarily due to the increased scale and scope of business operations.  General and administrative expenses generally include corporate overhead, financial and administrative contracted services, marketing, and consulting costs.

The weighted average number of shares outstanding was 8,703,014,315 for the fiscal year ended July 31, 2011 compared to 8,000,000 for the fiscal year ended July 31, 2010.

Results of Operations for the Three-Month Period Ended October 31, 2011

Our net loss for the three month period ended October 31, 2011 was $18,248 compared to a net loss of $5,848 for the three month period ended October 31, 2010. During the three month periods ended October 31, 2011 and 2010 we have not generated any revenue.

During the three month period ended October 31, 2011, we incurred general and administrative expenses $15,475 compared to $5,848 incurred for the three month period ended October 31, 2010. General and administrative fee expenses incurred during the three month periods ended October 31, 2011 and 2010 were generally related to corporate overhead, financial and administrative contracted services.

The weighted average number of shares outstanding was 10,400,000 and 8,000,000 for the three month period ended October 31, 2011 and 2010 respectively.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation.  A complete listing of these policies is included in Note 3 of the notes to our financial statements for the year ended July 31, 2011.  We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by management.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Basic and Diluted Loss Per Share

We compute net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at July 31, 2011 and 2010, we had no potentially dilutive shares.

Fair Value of Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

•	Level 1: Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

•
Level 2: Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

•	Level 3: Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Our financial instruments consist principally of cash, accounts payable and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Stock-based Compensation

We record stock based compensation in accordance with the guidance in ASC Topic 718 which requires us to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. We recognize the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of March 9, 2012, of our common stock by each of our directors, by all of our executive officers and directors as a group and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of March 9, 2012, there were 76,500,000 shares of our common stock issued and outstanding. All persons named have sole or shared voting and investment control with respect to the shares, except as otherwise noted. The number of shares described below includes shares which the beneficial owner described has the right to acquire within 60 days of the date of this Form 8-K.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock	Brian Dicks (2) 37 Bannisters Road, Corner Brook, Newfoundland, Canada, A2H 1M5	17,000,000	22%

Common Stock	Ahmed Attia El Sheikh (3) 37 Bannisters Road, Corner Brook, Newfoundland, Canada, A2H 1M5	500,000	(4)

	All Officers and Directors as a Group	17,500,000	23%

	All 5%+ Shareholders as a Group	0	0%

(1)	Based on 76,500,000 issued and outstanding shares of our common stock as of March 9, 2012.
(2)
Brian Dicks is our President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and director.  All of Mr. Dick’s shares are held in the name of Atlantic and Pacific Communications Inc.

(3)	Dr. Attia El Sheikh is our Chief Agronomy Officer.
(4)	Less than 1%

Changes in Control

As of March 9, 2012 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or a change in our control.

Directors and Executive Officers

Directors and Officers

Our Articles state that our authorized number of directors shall be not less than one and shall be set by resolution of our Board of Directors.  Our Board of Directors has fixed the number of directors at one, and we currently have one director.

Our current directors and officers are:

Name	Age	Position
Brian Dicks	55	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer, and Director.
Ahmed Attia El Sheikh	40	Chief Agronomy Officer

Our Director will serve in that capacity until our next annual shareholder meeting or until their successors are elected and qualified.  Officers hold their positions at the will of our Board of Directors.  There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs.

Brian W. Dicks

Mr. Dicks brings thirty years of senior management experience in financial and corporate governance within the private sector.  From 2001 to 2008, he was a financial advisor at the Financial Planning Services Ltd., a company that offers independent financial advice and solutions for both individual and business clients in Corner Brook, Newfoundland and Labrador, Canada.  As a financial advisor his primary duty and responsibility included providing corporate and individual financial planning services.  Service areas included insurance brokerage, investment management, retirement planning, group/individual pension plans, group/individual health plans.

Since 2008, Mr. Dicks has been a financial advisor at Alliance Financial Inc., a financial management solutions company with an emphasis on products and services to support corporate and personal financial planning requirements in the province of Newfoundland and Labrador, Canada.  As a financial advisor his duties and responsibilities includes providing corporate and individual financial planning services.  Service areas include insurance brokerage, investment management, retirement planning, group/individual pension plans, group/individual health plans.

Since 2009, Mr. Dicks has been the vice president of Visible Innovation Inc., a company that manufactures photoluminescent products in Corner Book, Newfoundland and Labrador, Canada.  As the vice president his primary duty and responsibility includes the conducting of market research and establishment of a distribution network throughout North America for line of Building and Marine sector code compliant photoluminescent safety products. Additional responsibilities include preparing a marketing business plan to support funding requirements.

We appointed Brian Dicks as an officer and director of our company because of his extensive experience in financial planning and management.

Ahmed Attia El Sheikh

Dr. Ahmed Attia El Sheikh, was a researcher, with the Breeding and Genetics Department at the Sugar Crops Research Institute, Agricultural Research Center, Ministry of Agriculture, Egypt (1995-2011). He was responsible for the stevia program for developing stevia crop cultivation and breeding as a new crop in the Sugar Crops Research Institute. Dr. El Sheikh has a PhD degree in Agricultural Sciences from Ain-Shams University, Egypt (2005) on stevia propagation methods and attended three training courses in advanced plant breeding in Michigan State University. Dr. El Sheikh was a speaker in the first stevia international conference (Stevia World, Shanghai, China, 2009) and has been a speaker in many conferences and special seminars worldwide (Egypt, China, Syria and USA). Dr. Ahmed Attia El Sheikh has been working on stevia cultivation, propagation and breeding in both academic and private sectors since year 2000 and is an advisor of four post graduate student degrees. During the course of his work, he was able to produce new stevia genotypes higher in both Reb A content and leaf yield.

Our board of directors consists solely of Brian W. Dicks.  There have been no transactions between our company and Mr. Dicks since the company’s last fiscal year which would be required to be reported herein.  There are no family relationships among our directors or executive officers.

Other Directorships

Other than as disclosed above, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board of Directors and Director Nominees

Since our Board of Directors does not include a majority of independent directors, the decisions of the Board regarding director nominees are made by persons who have an interest in the outcome of the determination.  The Board will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted.  Unless otherwise determined, at any time not less than 90 days prior to the next annual Board meeting at which a slate of director nominees is adopted, the Board will accept written submissions from proposed nominees that include the name, address and telephone number of the proposed nominee; a brief statement of the nominee’s qualifications to serve as a director; and a statement as to why the security holder submitting the proposed nominee believes that the nomination would be in the best interests of our security holders.  If the proposed nominee is not the same person as the security holder submitting the name of the nominee, a letter from the nominee agreeing to the submission of his or her name for consideration should be provided at the time of submission.  The letter should be accompanied by a résumé supporting the nominee's qualifications to serve on the Board, as well as a list of references.

The Board identifies director nominees through a combination of referrals from different people, including management, existing Board members and security holders.  Once a candidate has been identified, the Board reviews the individual's experience and background and may discuss the proposed nominee with the source of the recommendation.  If the Board believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of the slate of director nominees submitted to security holders for election to the Board.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses.  In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty.  As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.  They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We have adopted a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Significant Employees

Other than as described above, we do not expect any other individuals to make a significant contribution to our business.

Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Audit Committee and Charter

We do not currently have an audit committee.

Code of Ethics

We have not yet adopted a corporate code of ethics. When we do adopt a code of ethics, we will announce it via the filing of a current report on form 8-K.

Family Relationships

There are no family relationships among our officers, directors, or persons nominated for such positions.

Executive Compensation

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of our principal executive officer during the last completed fiscal year and each other executive officer whose total compensation exceeded $100,000 in either of the last two fiscal years:

Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($)	Total ($)
Suresh Gupta, (2) Former President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Director	2011	0	0
	2010

(1)
We have omitted certain columns in the summary compensation table pursuant to Item 402(a)(5) of Regulation S-K as no compensation was awarded to, earned by, or paid to any of the executive officers or directors required to be reported in that table or column in any fiscal year covered by that table.

Option Grants

As of the date of this report we had not granted any options or stock appreciation rights to our named executive officers or directors.

Management Agreements

We have not currently entered into any agreement with our officer and sole director, Mr. Dicks.  On January 23, 2012, we entered into a consulting agreement with Dr. Ahmed Attia El Sheikh, wherein Dr. El Sheikh has agreed to provide certain consulting services as our Chief Agronomy Officer for a period of five years, effective March 5, 2012.  As compensation, we have agreed to pay to Dr. El Sheikh $5,416.67 per month during the first year of services which will increase by $833.33 for every year of service provided by Dr. El Sheikh, up to a maximum increase of $4,166.67 per month during the fifth year of service.  In addition to the cash consideration, we have agreed to allot to Dr. Sheikh 500,000 shares of our common stock issuable every year during the term of the consulting agreement, up to a total of 2,500,000 shares.  As per the effective date of the agreement, we appointed Dr. El Sheikh as our Chief Agronomy Officer on March 5, 2012

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to the date of this report.  We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers.  We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the Board of Directors or a committee performing similar functions.  The Board of Directors as a whole participates in the consideration of executive officer and director compensation.

Certain Relationships and Related Transactions, and Director Independence

As of October 31, 2011 we owed $12,617 ($1,117 at July 31, 2011) to our former sole officer and director, Suresh Gupta.  The amount was due on demand, non-interest bearing and unsecured.  On January 4, 2012, Mr. Gupta entered into an agreement with our current sole director and officer, Brian Dicks, to sell 120,000,000 shares of our common stock for $50,000 to Mr. Dicks.  As part of this transaction, Mr. Gupta provided us with a cancellation of all debts previously owed to him.

On March 9, 2012 Brian Dicks, our officer and sole director, cancelled 80,000,000 shares of our common stock held the name of Atlantic and Pacific Communications Inc., and transferred an additional 23,000,000 to various consultants and individuals who will aid our company in developing its business of cultivating and propagating Stevia.

On January 23, 2012, we entered into a consulting agreement with Dr. Ahmed Attia El Sheikh, wherein Dr. El Sheikh has agreed to provide certain consulting services as our Chief Agronomy Officer for a period of five years, effective March 5, 2012.  As compensation, we have agreed to pay to Dr. El Sheikh $5,416.67 per month during the first year of services which will increase by $833.33 for every year of service provided by Dr. El Sheikh, up to a maximum increase of $4,166.67 per month during the fifth year of service.  In addition to the cash consideration, we have agreed to allot to Dr. Sheikh 500,000 shares of our common stock issuable every year during the term of the consulting agreement, up to a total of 2,500,000 shares.  As per the effective date of the agreement, we appointed Dr. El Sheikh as our Chief Agronomy Officer on March 5, 2012

There have been no other transactions since the beginning of our last fiscal year or any currently proposed transactions in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our securities are quoted on the OTC Bulletin Board which does not have any director independence requirements.  Once we engage further directors and officers, we plan to develop a definition of independence and scrutinize our Board of Directors with regard to this definition.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we are a party or of which our property is the subject.  We also know of no proceedings to which any of our directors, officers or affiliates, or any registered or beneficial holders of more than 5% of any class of our securities, or any associate of any such director, officer, affiliate or security holder are an adverse party or have a material interest adverse to us.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board, under the trading symbol “AAAB”.   We cannot assure you that there will be a market in the future for our common stock.

Effective March 5, 2012, in accordance with approval from the Financial Industry Regulatory Authority (“FINRA”), we changed our name from AAA Best Car Rental Inc. to Stevia Nutra Corp.  In addition, our issued and outstanding shares of common stock increased pursuant to a 1:15 forward split of our issued and outstanding shares of common stock.

Also effective March 5, 2012, our authorized capital increased from 75,000,000 shares of common stock to 200,000,000 shares of common stock, par value of $0.001.

The name change and forward split became effective with the Over-the-Counter Bulletin Board at the opening of trading on March 5, 2012 under the symbol “AAABD”.  The “D” will be placed on our ticker symbol for 20 business days.  A new symbol will be issued by FINRA after 30 business days to reflect the Company’s new name. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K.  Our new CUSIP number is 860322106

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.  There have not been any trades in our common stock since we began being quoted on the OTC Bulletin Board.

Holders

As of the date of this report there were 18 holders of record of our common stock.

Dividends

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future.  The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

Equity Compensation Plans

As of the date of this report we did not have any equity compensation plans.

Recent Sales of Unregistered Securities

During the last three years, we completed the following sales of unregistered securities:

•
On July 16, 2010, we issued 8,000,000 pre-split shares of common stock at a price of $0.001 per share, tour former sole director, for total cash proceeds of $8,000.  We issued these shares without a prospectus pursuant to exemptions from registration found in Regulation S of the Securities Act of 1933, as amended.

•
On March 5, 2012 we issued 500,000 to Dr. Attia El Sheikh, our Chief Agronomy Officer.  These shares were issued pursuant to a consulting agreement with our company and in reliance on exemptions from registration found in Section 4(2) of the Securities Act of 1933, as amended.

Since our inception we have made no purchases of our equity securities.

Description of Registrant’s Securities to be Registered

Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value.

Common Stock

As of the date of this report we had 76,500,000 shares of our common stock issued and outstanding.

Holders of our common stock have no preemptive rights to purchase additional shares of common stock or other subscription rights.  Our common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions.  All shares of our common stock are entitled to share equally in dividends from sources legally available, when, as and if declared by our Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets available for distribution to our security holders.

Our Board of Directors is authorized to issue additional shares of our common stock not to exceed the amount authorized by our Articles of Incorporation, on such terms and conditions and for such consideration as our Board may deem appropriate without further security holder action.

Voting Rights

Each holder of our common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote.  Since the shares of our common stock do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to our Board of Directors.

Dividend Policy

Holders of our common stock are entitled to dividends if declared by our Board of Directors out of funds legally available for the payment of dividends.  From our inception to June 9, 2011 we did not declare any dividends.

We do not intend to issue any cash dividends in the future.  We intend to retain earnings, if any, to finance the development and expansion of our business.  However, it is possible that our management may decide to declare a stock dividend in the future.  Our future dividend policy will be subject to the discretion of our Board of Directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We have not had any changes in, or disagreements with, our accountants since our inception.

Indemnification of Directors and Officers

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of us is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

•	Chapter 78 of the Nevada Revised Statutes (the “NRS”).

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

“Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the Articles of Incorporation or an amendment thereto, in each case filed on or after October 1, 2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

Section 78.5702 of the NRS provides as follows:

1.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

2.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to NRS 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Financial Statements and Supplementary Data

AAA BEST CAR RENTAL INC.

 (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

(UNAUDITED)

OCTOBER 31, 2011

BALANCE SHEETS	26

STATEMENTS OF OPERATIONS	27

STATEMENTS OF CASH FLOWS	28

NOTES TO THE FINANCIAL STATEMENTS	29 - 33

AAA BEST CAR RENTAL INC.

 (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

JULY 31, 2011

AAA BEST CAR RENTAL INC (A Development Stage Company) Balance Sheets

Assets

	October 31,	July 31,
	2011 (Unaudited)	2011 (Audited)
Current Assets
Cash	$3,868	$8,354
Prepaid Expenses	3,336	5,836
Total Current Assets	7,204	14,190
Total Assets	$7,204	$14,190
Liabilities and Stockholders’ Equity

Current Liabilities
Loan from Director	$12,617	$1,117
Accounts Payable	-	238
Total Current Liabilities	12,617	1,355
Total Liabilities	12,617	1,355

Stockholders’ Equity

Common stock, $0.001par value, 75,000,000 shares authorized;
10,400,000 shares issued and outstanding	10,400	10,400
Additional paid-in-capital	21,600	21,600
Deficit accumulated during the development stage	(37,413)	(19,165)
Total stockholders’ equity (deficit)	(5,413)	12,835
Total liabilities and stockholders’ equity	$7,204	$14,190

The accompanying notes are an integral part of these financial statements.

AAA BEST CAR RENTAL INC (A Development Stage Company) Statements of Operations (Unaudited)
	Three months ended October 31, 2011	Three months ended October 31, 2010	From Inception On April 30, 2010 to October 31, 2011

Revenue	$-	$-	$1,150

Operating Expenses
General and Administrative Expenses	15,475	5,848	31,053
Transfer Agent Fees	2,773	-	6,937
Total Operating Expenses	18,248	5,848	37,990
(Loss) Before Other Expenses	(18,248)	(5,848)	(37,990)
Other Expense
Depreciation	-	-	(135)
(Loss) on sale of fixed assets	-	-	(442)
Net (loss)	$(18,248)	$(5,848)	$(37,413)

(Loss) per common share – Basic and diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	10,400,000	8,000,000

The accompanying notes are an integral part of these financial statements.

AAA BEST CAR RENTAL INC (A Development Stage Company) Statements of Cash Flows (Unaudited)
	Three months ended October 31, 2011	Three months ended October 31, 2010	From Inception On April 30, 2010 to October 31, 2011
Operating Activities
Net (loss) for the period	$(18,248)	$(5,848)	$(37,413)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	-	-	135
Loss on sale of fixed assets	-	-	442
Changes in operating assets and liabilities:
Accounts payable	(238)	-	-
Prepaid expenses	2,500	-	(3,336)
Net cash (used) for operating activities	(15,986)	(5,848)	(40,172)

Investing Activities
Proceed from sale of fixed assets	-	-	600
Cash paid for purchase of fixed assets	-	(1,177)	(1,177)

Net cash (used) for investing activities	-	(1,777)	(577)

Financing Activities
Loans from Director	12,500	-	13,617
Repayment of Loan to Director	(1,000)	-	(1,000)
Sale of common stock	-	-	32,000
Net cash provided by financing activities	11,500	-	44,617

Net increase (decrease) in cash and equivalents	(4,486)	(7,025)	3,868

Cash and equivalents at beginning of the period	8,354	7,984	-
Cash and equivalents at end of the period	$3,868	$959	3,868

Supplemental cash flow information:

Cash paid for:
Interest	-	-	-
Taxes	-	-	-
Non-Cash Activities	-	-	-
The accompanying notes are an integral part of these financial statements.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011 (unaudited)

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AAA Best Car Rental Inc was founded in the State of Nevada on April 30, 2010. The Company intends to provide car rental service.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through October 31, 2011, the Company has generated $1,150 in revenue and has accumulated losses of $37,413.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $37,413 as of October 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Development Stage Company

The Company is considered a development stage company, having limited operating revenues during the period presented, as defined by Accounting Standards Codification ASC 915-205 “Development-Stage Entities”.  ASC 915-205 requires companies to report their operations, shareholders equity and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011 (unaudited)

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

Fair Value of Financial Instruments
Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes
The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company has $37,413 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011 (unaudited)

Basic and Diluted Loss Per Share
The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at October 31, 2011 the Company had no potentially dilutive shares.

Long-Lived Assets
The Company has adopted Accounting Standards Codification No. 360 (“ASC-360”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC-360 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based Compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Revenue Recognition
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, REVENUE RECOGNITION ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising
The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended October 31, 2011.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011 (unaudited)

Recent accounting pronouncements
In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
October 31, 2011 (unaudited)

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On July 16, 2010, the Company issued 8,000,000 shares of common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $8,000.

In April and May 2011, the Company issued 2,400,000 shares of common stock at a price of $0.01 per share, for total cash proceeds of $24,000.

During the period Inception (April 30, 2010) to July 31, 2011, the Company sold a total of 10,400,000 shares of common stock for total cash proceeds of $32,000.

NOTE 5 – DUE TO RELATED PARTY

As of October 31, 2011 the loan due to Director is $12,617 ($1,117 at July 31, 2011) to the Company.  The amount is due on demand, non-interest bearing and unsecured.

NOTE 6- ASSETS

On October 2nd, 2010 the Company purchased a car for $1,177.  On June 29, 2011 the Company sold a car for $600.  The loss on sale of fixed assets was $442 due to the sale price being lower than the purchase price.

NOTE 7- SUBSEQUENT EVENTS

There were no events subsequent to the three months ended October 31, 2011 that would warrant further disclosures.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AAA Best Car Rental Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of AAA Best Car Rental Inc.  (a development stage company) as of July 31, 2011 and 2010 the related statements of operations, changes in stockholders' deficit, and cash flows for the year ended July 31, 2011 and for the periods from April 30, 2010 (inception) through July 31, 2011 and 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AAA Best Car Rental Inc., as of July 31, 2011 and 2010, and the results of its operations and cash flows for the periods described above in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and incurred an accumulated net loss from operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
October 27, 2011

AAA BEST CAR RENTAL INC (A Development Stage Company) Balance Sheets

Assets

	July 31,	July 31,
	2011	2010
Current Assets
Cash	$8,354	$7,984
Prepaid Expenses	5,836	-
Total Current Assets	14,190	7,984
Long-Term Assets
Fixed Assets	-	-

Total Long-Term Assets	-	-
Total Assets	$14,190	$7,984
Liabilities and Stockholders’ Equity

Current Liabilities
Loan from Director	$1,117	$117
Accounts Payable	238	-
Total Current Liabilities	1,355	117
Total Liabilities	1,355	117

Stockholders’ Equity

Common stock, $0.001par value, 75,000,000 shares authorized;
10,400,000 shares issued and outstanding (8,000,000 as of July 31, 2010)	10,400	8,000
Additional paid-in-capital	21,600	-
Deficit accumulated during the development stage	(19,165)	(133)
Total stockholders’ equity	12,835	7,867
Total liabilities and stockholders’ equity	$14,190	$7,984

The accompanying notes are an integral part of these financial statements.

AAA BEST CAR RENTAL INC (A Development Stage Company) Statements of Operations
	Year ended July 31, 2011	From Inception On April 30, 2010 to July 31, 2010	From Inception On April 30, 2010 to July 31, 2011

Revenue	$1,150	$-	$1,150

Operating Expenses
General and Administrative Expenses	15,441	133	15,574
Transfer Agent Fees	4,164	-	4,164
Total Operating Expenses	19,605	133	19,738
Loss Before Other Expenses	(19,605)	(133)	(19,738)
Other Expense
Depreciation and Amortization	(135)	-	(135)
Loss on sale of fixed assets	(442)	-	(442)
Net (loss)	$(19,032)	$(133)	$(19,165)

(Loss) per common share – Basic and diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	8,703,014	8,000,000

The accompanying notes are an integral part of these financial statements.

AAA BEST CAR RENTAL INC (A Development Stage Company) Statement of Stockholders’ Equity From Inception on April 30, 2010 to July 31, 2011
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total
Balance at inception on April 30, 2010

Common shares issued for cash at $0.001	8,000,000	$8,000	$-	$-	$8,000
Net (loss)				(133)	(133)
Balance as of July 31, 2010	8,000,000	$8,000	$-	$(133)	$7,867
Common shares issued for cash at $0.01	2,400,000	2,400	21,600	-	24,000
Net (loss)				(19,032)	(19,032)
Balance as of July 31, 2011	10,400,000	$10,400	$21,600	$(19,165)	$12,835

The accompanying notes are an integral part of these financial statements.

AAA BEST CAR RENTAL INC (A Development Stage Company) Statements of Cash Flows
	Year ended July 31, 2011	From Inception On April 30, 2010 to July 31, 2010	From Inception On April 30, 2010 to July 31, 2011
Operating Activities
Net (loss) for the period	$(19,032)	$(133)	$(19,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	135	-	135
Loss on sale of fixed assets	442	-	442
Changes in operating assets and liabilities:
Accounts payable	238	-	238
Prepaid expenses	(5,836)	-	(5,836)
Net cash (used) for operating activities	(24,053)	(133)	(24,186)

Investing Activities
Proceed from sale of fixed assets	600	-	600
Cash paid for purchase of fixed assets	(1,177)	-	(1,177)

Net cash (used) for investing activities	(577)	-	(577)

Financing Activities
Loans from Director	1,000	117	1,117
Sale of common stock	24,000	8,000	32,000
Net cash provided by financing activities	25,000	8,117	33,117

Net increase (decrease) in cash and equivalents	370	7,984	8,354

Cash and equivalents at beginning of the period	7,984	-	-
Cash and equivalents at end of the period	$8,354	$7,984	$8,354

Supplemental cash flow information:

Cash paid for:
Interes	-	-	-
Taxes	-	-	-
Non-Cash Activities	-	-	-

The accompanying notes are an integral part of these financial statements.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2011

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

AAA Best Car Rental Inc was founded in the State of Nevada on April 30, 2010. The Company intends to provide car rental service.  The Company is in the development stage as defined under Statement on Financial Accounting Standards Accounting Standards Codification FASB ASC 915-205 "Development-Stage Entities.”  Since inception through July 31, 2011, the Company has generated $1,150 in revenue and has accumulated losses of $19,165.

NOTE 2 - GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $19,165 as of July 31, 2011 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.  These financials do not include any adjustments relating to the recoverability and reclassification of recorded asset amounts, or amounts and classifications of liabilities that might result from this uncertainty.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash equivalents
For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Development Stage Company
The Company is considered a development stage company, having limited operating revenues during the period presented, as defined by Accounting Standards Codification ASC 915-205 “Development-Stage Entities”.  ASC 915-205 requires companies to report their operations, shareholders equity and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation
The Company's functional currency and its reporting currency is the United States dollar.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2011

Fair Value of Financial Instruments
Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2
Applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3
Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Income Taxes
The Company provides for income taxes under ASC 740, Accounting for Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company has $19,165 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended July 31, 2011 and had no uncertain tax positions as at July 31, 2011:

Net deferred tax assets consist of the following components as of:

	July 31, 2011	July 31, 2010
NOL Carryover	$6,327	$45
Valuation Allowance	(6,327)	(45)
Net deferred tax assets	$-	$-

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2011

Basic and Diluted Loss Per Share
The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at July 31, 2011 and 2010, the Company had no potentially dilutive shares.

Long-Lived Assets
The Company has adopted Accounting Standards Codification No. 360 (“ASC-360”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC-360 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based Compensation
The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Revenue Recognition
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, REVENUE RECOGNITION ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising
The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended July 31, 2011.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2011

Recent accounting pronouncements

In June 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2011-05,“Comprehensive Income (Topic 220): Presentation of Comprehensive Income”, which is effective for annual reporting periods beginning after December 15, 2011. ASU 2011-05 will become effective for the Company on January 1, 2012. This guidance eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. In addition, items of other comprehensive income that are reclassified to profit or loss are required to be presented separately on the face of the financial statements. This guidance is intended to increase the prominence of other comprehensive income in financial statements by requiring that such amounts be presented either in a single continuous statement of income and comprehensive income or separately in consecutive statements of income and comprehensive income. The adoption of ASU 2011-05 is not expected to have a material impact on our financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”, which is effective for annual reporting periods beginning after December 15, 2011. This guidance amends certain accounting and disclosure requirements related to fair value measurements. Additional disclosure requirements in the update include: (1) for Level 3 fair value measurements, quantitative information about unobservable inputs used, a description of the valuation processes used by the entity, and a qualitative discussion about the sensitivity of the measurements to changes in the unobservable inputs; (2) for an entity’s use of a nonfinancial asset that is different from the asset’s highest and best use, the reason for the difference; (3) for financial instruments not measured at fair value but for which disclosure of fair value is required, the fair value hierarchy level in which the fair value measurements were determined; and (4) the disclosure of all transfers between Level 1 and Level 2 of the fair value hierarchy. ASU 2011-04 will become effective for the Company on January 1, 2012. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

In April 2011, the FASB issued ASU 2011-02, “Receivables (Topic 310): A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring”. This amendment explains which modifications constitute troubled debt restructurings (“TDR”). Under the new guidance, the definition of a troubled debt restructuring remains essentially unchanged, and for a loan modification to be considered a TDR, certain basic criteria must still be met. For public companies, the new guidance is effective for interim and annual periods beginning on or after June 15, 2011, and applies retrospectively to restructuring occurring on or after the beginning of the fiscal year of adoption. The Company does not expect that the guidance effective in future periods will have a material impact on its financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

AAA BEST CAR RENTAL INC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
July 31, 2011

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 4 - COMMON STOCK

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.
On July 16, 2010, the Company issued 8,000,000 shares of common stock at a price of $0.001 per share, to its sole Director, for total cash proceeds of $8,000.

In April and May 2011, the Company issued 2,400,000 shares of common stock at a price of $0.01 per share, for total cash proceeds of $24,000.

During the period Inception (April 30, 2010) to July 31, 2011, the Company sold a total of 10,400,000 shares of common stock for total cash proceeds of $32,000.

NOTE 5 – DUE TO RELATED PARTY

The Director loaned $1,117 to the Company.  The amount is due on demand, non-interest bearing and unsecured.

NOTE 6- ASSETS

On October 2nd, 2010 the Company purchased a car for $1,177.  On June 29, 2011 the Company sold a car for $600.  The loss on sale of fixed assets was $442 due to the sale price being lower than the purchase price.

NOTE 7- SUBSEQUENT EVENTS

There were no events subsequent to the year ended July 31, 2011 that would warrant further disclosures.

Item 5.06          Change in Shell Company Status

As a result of the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01          Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), our audited financial statements for the period ended July 31, 2010 and year ended July, 31, 2011, as well as unaudited financial statements for the period ended October 31, 2011 are filed in this Current Report on Form 8-K under the heading “Financial Statements and Supplementary Data”.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Articles of Incorporation of Stevia Nutra Corp. (formerly AAA Best Car Rental Inc.) (1)
3.2	Certificate of Amendment filed with the Nevada Secretary of State on January 25, 2012 (2)
3.3	Bylaws of Stevia Nutra Corp. (formerly AAA Best Car Rental Inc.) (1)
10.1	Lease Agreement, dated March 9, 2012.
10.2	Share Purchase Agreement between Suresh Gupta and Brian Dicks dated January 4, 2011 (3)
10.2	Release of Liabilities from Suresh Gupta (3)
10.3	Consulting Agreement with Ahmed Attia El Sheikh, dated January 23, 2011 (4)
21	List of Subsidiaries

(1)           Included as an exhibit to our Registration Statement on Form S-1 filed on October 26, 2010.
(2)           Included as an exhibit to our Current Report on Form 8-K filed on January 30, 2012.
(3)           Included as an exhibit to our Current Report on Form 8-K filed on January 12, 2012.
(4)           Included as an exhibit to our Current Report on Form 8-K filed on January 26, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2012	STEVIA NUTRA CORP.

	By:	/s/ Brian Dicks
Brian Dicks
President, Chief Executive Officer and Director